Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-56933) pertaining to the OncoGenex Pharmaceuticals, Inc. Incentive Stock Option, Non-qualified Stock Option and Restricted Stock Purchase Plan-1991;

(2)	Registration Statement (Form S-8 No. 333-87897) pertaining to the OncoGenex Pharmaceuticals, Inc. Incentive Stock Option, Non-qualified Stock Option and Restricted Stock Purchase Plan-1991, 1995 Stock Option Plan for Directors, Employee Stock Purchase Plan, and 1999 Non-qualified Stock Incentive Plan;

(3)	Registration Statement (Form S-8 No. 333-49892) pertaining to the OncoGenex Pharmaceuticals, Inc. 1999 Non-qualified Stock Incentive Plan and 2000 Stock Incentive Plan;

(4)	Registration Statement (Form S-8 No. 333-56704) pertaining to the OncoGenex Pharmaceuticals, Inc. 2000 Stock Incentive Plan and 401(k) Profit Sharing Plan and Trust;

(5)	Registration Statement (Form S-8 No. 333-135697) pertaining to the OncoGenex Pharmaceuticals, Inc. 2000 Stock Incentive Plan;

(6)	Registration Statement (Form S-8 No. 333-144552) pertaining to the OncoGenex Pharmaceuticals, Inc. 2007 Performance Incentive Plan and 401(k) Profit Sharing Plan and Trust;

(7)	Registration Statement (Form S-8 No. 333-153206) pertaining to the OncoGenex Technologies Inc. Amended and Restated Stock Option Plan;

(8)	Registration Statement (Form S-8 No. 333-168820) pertaining to the OncoGenex Pharmaceutics, Inc. 2010 Performance Incentive Plan;

(9)	Registration Statement (Form S-3 No. 333-177719) pertaining to the registration of securities of OncoGenex Pharmaceuticals, Inc. and in the related prospectus; and

(10)	Registration Statement (Form S-3 No. 333-184829) pertaining to the registration of securities of OncoGenex Pharmaceuticals, Inc. and in the related prospectus of our reports dated March 7, 2013, with respect to the consolidated financial statements of OncoGenex Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of OncoGenex Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2012.

Vancouver, Canada,	/s/ Ernst & Young LLP
March 7, 2013.	Chartered Accountants